Exhibit 99.1
Contacts:
Ira Lamel/Mary Anthes
The Hain Celestial Group, Inc.
631-730-2200

HAIN CELESTIAL ANNOUNCES EXPANDED
UNSECURED SENIOR CREDIT FACILITY

Melville, NY, September 4, 2012—The Hain Celestial Group, Inc. (NASDAQ HAIN), a leading natural and organic products company providing consumers with A Healthy Way of Life™, today announced the closing of an expanded unsecured $850 Million Senior Credit Facility led by Bank of America Merrill Lynch and Wells Fargo Bank. The amended and restated credit agreement and related commitments are scheduled to mature in August 2017.

“Hain Celestial has shown strong business fundamentals and growth by its brands with innovative new products and strategic, accretive acquisitions. This focus has allowed us to generate substantial cash flow, which has enabled us to pay down debt and to have a stellar balance sheet,” said Irwin D. Simon, Founder, President and Chief Executive Officer. ”With consumers increasingly focused on health, wellness and nutrition, working with a well-respected group of financing partners should enable us to maintain greater operating flexibility with our working capital while providing access to acquisition financing to support our strategic growth,”

“We believe our amended and restated credit facility will provide Hain Celestial with capital to support our next level of growth. With our recent international expansion, we have added a multi-currency borrowing capability allowing the Company to draw funds in Canadian Dollars, British Sterling and Euros, as well as in other currencies, providing the Company with greater flexibility. The new agreement includes lowered interest rate margins reflecting the strength of the Company’s balance sheet and strong cash flow performance, and includes the same covenants as in the previous agreement. We are proud to be working with first class banking partners, each of whom has increased its commitment level to the Company,” said Ira J. Lamel, Executive Vice President and Chief Financial Officer.

The Hain Celestial Group
The Hain Celestial Group (NASDAQ: HAIN), headquartered in Melville, NY, is a leading natural and organic products company in North America and Europe. Hain Celestial participates in many natural categories with well-known brands that include Celestial Seasonings®, Earth’s Best®, Terra®, Garden of Eatin’®, Sensible Portions®, Health Valley®, Arrowhead Mills®, MaraNatha®, SunSpire®, DeBoles®, Gluten Free Café™, Hain Pure Foods®, Hollywood®, Spectrum Naturals®, Spectrum Essentials®, Walnut Acres Organic®, Imagine®, Almond Dream®, Rice Dream®, Soy Dream®, WestSoy®, The Greek Gods®, Ethnic Gourmet®, Yves Veggie Cuisine®, Europe’s Best®, Cully & Sully®, New Covent Garden Soup Co.®, Johnson’s Juice Co.®, Farmhouse Fare®, Linda McCartney®, Lima®, Danival®, GG UniqueFiber®, Natumi®, JASON®, Zia® Natural Skincare, Avalon Organics®, Alba Botanica®, Queen Helene® and Earth’s Best TenderCare®. Hain Celestial has been providing A Healthy Way of Life™ since 1993. For more information, visit www.hain-celestial.com

The Hain Celestial Group, Inc. • 58 South Service Road, Melville, NY 11747 • 631-730-2200
www.hain-celestial.com

Safe Harbor Statement
This press release contains forward-looking statements under Rule 3b-6 of the Securities Exchange Act of 1934, as amended.  Words such as “expect,” “expected”, “anticipate,” “estimate,” “believe,” “may,” “potential,” “can,” “position”, “positioned,” “should,” “plan,” “continue”, “future”, “look forward” and similar expressions, or the negative of those expressions, may identify forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause our actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include our expectations relating to the new credit facility including providing working capital and acquisition financing. These risks include but are not limited to the Company’s ability to achieve its guidance for net sales and earnings per diluted share in fiscal year 2013 given the economic environment in the U.S. and other markets that it sells products as well as economic, political and business conditions generally and their effect on the Company’s customers and consumers’ product preferences, and the Company’s business, financial condition and results of operations; the Company’s expectations for its business and its positioning for the future; changes in estimates or judgments related to the Company’s impairment analysis of goodwill and other intangible assets, as well as with respect to the Company’s valuation allowances of its deferred tax assets; the Company’s ability to implement its business and acquisition strategy, including its strategy for improving results in the United Kingdom and the integration of the Daniels Group acquisition; the ability of the Company’s joint venture investments, including Hain Pure Protein Corporation, to successfully execute their business plans; the Company’s ability to realize sustainable growth generally and from investment in core brands, offering new products and its focus on cost containment, productivity, cash flow and margin enhancement in particular; the Company’s ability to effectively integrate its acquisitions; competition; the success and cost of introducing new products as well as the Company’s ability to increase prices on existing products; the availability and retention of key personnel; the Company’s reliance on third party distributors, manufacturers and suppliers; the Company’s ability to maintain existing customers and secure and integrate new customers; the Company’s ability to respond to changes and trends in customer and consumer demand, preferences and consumption; international sales and operations; changes in fuel, raw materials and commodity costs; the effects on the Company’s results of operations from the impacts of foreign exchange; changes in, or the failure to comply with, government regulations; the availability of natural and organic ingredients; the loss of one or more of our manufacturing facilities; our ability to use our trademarks; reputational damage; product liability; seasonality; the Company’s reliance on its information technology systems; and other risks detailed from time-to-time in the Company’s reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended June 30, 2012. As a result of the foregoing and other factors, no assurance can be given as to future results, levels of activity and achievements and neither the Company nor any person assumes responsibility for the accuracy and completeness of these statements.

The Hain Celestial Group, Inc. • 58 South Service Road, Melville, NY 11747 • 631-730-2200
www.hain-celestial.com